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                                                                  EXHIBIT 10.31

July 10, 1997

                                                       AGREEMENT NO.: SSA______
                                                                    Page 1 of 9

SOFTWARE SUPPORT AGREEMENT

AT&T Corp. (AT&T), a New York corporation having a place of business at 32 Avenue of the Americas, New York, New York, 10013-2412, U.S.A. and Auspex Systems Inc., having a principal office at, for itself and its SUBSIDIARIES (collectively referred to herein as LICENSEE) agree that, after execution of this Agreement by LICENSEE and acceptance of this Agreement by AT&T, the terms and conditions set forth in this Agreement shall apply to AT&T's Basic Service that become subject to this Agreement.

Such Services shall become subject to this Agreement on acceptance by AT&T of a Supplement executed by LICENSEE that identifies (i) the particular Services and associated charges; (ii) the particular AT&T SOFTWARE PRODUCT(S) to which such Services apply; (iii) the applicable SITE CONTACT; and (iv) any other terms and conditions which are to apply with respect to the Services and SOFTWARE PRODUCTS listed in the applicable Supplement. Initially, Supplement(s) No. 01 are included in and made part of this Agreement. Additional Supplements may be added to this Agreement to include additional Services, SITE CONTACTS and/or SOFTWARE PRODUCTS or to add or replace Services, SITE CONTACTS and/or SOFTWARE PRODUCTS covered by previous Supplements. Each such additional Supplement shall be considered part of this Agreement when executed by LICENSEE (if required) and accepted by AT&T.

AGREED TO:

AUSPEX SYSTEMS, INC.                        AT&T


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July 10, 1997                                          AGREEMENT NO.: SSA_____
                                                                   Page 2 of 9

1.    DEFINITIONS

      1.1. AT&T TECHNICAL SUPPORT - The single point of contact for all support correspondence relating to a specific SOFTWARE PRODUCT. Contact information is provided in the Supplement for the product covered.

      1.2. BEST EFFORT - Commercially reasonable efforts with consideration given to the circumstances and consequences.

      1.3. COMPUTER PROGRAM - Any instruction or instructions, in source code or object format, for controlling the operation of a CPU.

      1.4. DOCUMENTATION - Manuals and other documentation necessary for a customer to install and use a SOFTWARE PRODUCT.

      1.5. FIX - The collection of additional or replacement lines of source code or documentation written to remedy a PROBLEM with a SOFTWARE PRODUCT.

      1.6.  HOURS OF COVERAGE: Specified in Supplement for product covered.

      1.7. MAINTENANCE UPDATES - Maintenance updates are made up of software fixes to reported problems provided from time to time by AT&T which will consist of the following:

             1.7.1. Distributions of a SOFTWARE PRODUCT designated by AT&T as a change in the digits to the right of the decimal [x.(yz)] in the SOFTWARE PRODUCT and version number. Such an additional distribution shall be called an Update Release.

             1.7.2. New or modified DOCUMENTATION or information regarding such DOCUMENTATION.

      1.8. OTHER ASSISTANCE - Includes all questions and service requests regarding the function and operation of the SOFTWARE PRODUCT, and response to queries with regard to urgent bugs which may have been encountered.

      1.9. PROBLEMS - Deviations from the specifications of any SOFTWARE PRODUCT. Two types of problems can exist:

             1.9.1.  PROBLEMS in a SOFTWARE PRODUCT

             1.9.2.  PROBLEMS in the DOCUMENTATION of the SOFTWARE PRODUCT

      1.10. REMEDIAL ASSISTANCE - Includes the furnishing of FIXES and/or WORKAROUNDS to reported PROBLEMS that are demonstrable on unmodified source code that render a SOFTWARE PRODUCT substantially unusable. FIXES and/or WORKAROUNDS for less severe PROBLEMS will be provided at the discretion of AT&T.

      1.11. SEVERITY DEFINITION:

             1.11.1. LEVEL 1 - Problem has a critical impact for a LICENSEE's customer to the point that the problem renders a system non-functional, including but not limited to occurrence of data corruption, or in LICENSEE's development, no further work can be done until the problem is resolved. A maximum effort will take place until the problem is solved and FIX delivered to LICENSEES' development organization.



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July 10, 1997                                          AGREEMENT NO.: SSA_____
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             1.11.2. LEVEL 2 - Problem is causing a major loss in productivity for a LICENSEE's end user for which a WORKAROUND is available and in LICENSEE's development, a problem that affects the scheduled release of a LICENSEE's end user product. FIX will be delivered to LICENSEES' development organization or scheduled into a maintenance release. Delivery will be scheduled based on complexity of development and system test required to ensure quality.

             1.11.3. LEVEL 3 - Problem has minor impact on the user community and causes little or no loss of productivity. Problem will be worked and scheduled into the next version release at AT&T's option or a fix or WORKAROUND will be provided to the customer for the existing version release.

             1.11.4. LEVEL 4 - Reports that are classified enhancements or design changes that require review by Systems Engineering.

      1.12. SITE CONTACT - LICENSEES designated point of contact with AT&T TECHNICAL SUPPORT under this Agreement.

      1.13. SOFTWARE AGREEMENT - An Agreement between LICENSEE and AT&T authorizing LICENSEE to use a SOFTWARE PRODUCT.

      1.14. SOFTWARE PRODUCT - Materials such as COMPUTER PROGRAMS, information used or interpreted by computer programs and documentation relating to the use of computer programs. Materials available from AT&T for a specific SOFTWARE PRODUCT are listed in the Supplement for such SOFTWARE PRODUCT.

      1.15. STANDARD OBJECTIVE RESPONSE TIME - For Basic Service, the Standard Objective Response Time is defined as the elapsed time from the time AT&T TECHNICAL SUPPORT receives notification until it acknowledges receipt of said PROBLEMS and the result of AT&T's efforts to reproduce the problem.

      1.16. WORKAROUND - A procedure by which a user can, by a limited number of user changes that do not require delivery of software to avoid a reported PROBLEM.

      1.17. VERSION RELEASE of a product means a release designated by the licensor of the product as a change in the digit to the left of the decimal [(x).yz] in the product version number.

2.    ELIGIBILITY FOR SERVICES

      To be eligible for Services for a SOFTWARE PRODUCT, LICENSEE must meet the following requirements:

      2.1.  LICENSEE has a valid SOFTWARE AGREEMENT for the SOFTWARE PRODUCT;

      2.2.  LICENSEE has a single contact knowledgeable in the SOFTWARE PRODUCT;

      2.3. LICENSEE's PROBLEMS must be demonstrable on unmodified source code on a system configuration supported by the AT&T reference system.

      2.4. LICENSEE agrees that the obligation of AT&T to continue to provide Services with respect to a SOFTWARE PRODUCT shall terminate if, at any time during the Term of the applicable Supplement, any additional eligibility requirements specified in such Supplement relating to


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July 10, 1997                                          AGREEMENT NO.: SSA_____
                                                                   Page 4 of 9

            Services for such SOFTWARE PRODUCT are not met. Nothing in this Agreement shall be construed to obligate AT&T to make available to LICENSEE support for a SOFTWARE PRODUCT during the entire term of the applicable SOFTWARE AGREEMENT for such SOFTWARE PRODUCT.

3.    BASIC SOFTWARE SUPPORT DESCRIPTION

      Basic Software Support Service ("Basic Service") - Provides REMEDIAL ASSISTANCE, MAINTENANCE UPDATES and/or OTHER ASSISTANCE during the HOURS OF COVERAGE.

4.    REQUESTS FOR BASIC SUPPORT

      Requests by LICENSEE for Services pursuant to this Agreement shall be made by contacting AT&T TECHNICAL SUPPORT at the email address or facsimile number designated in Appendix A. LICENSEE may change its authorized designated Customer Site Contact upon ten (10) days prior written notice to AT&T. Only the designated LICENSEE Customer Site Contact(s) may initiate contact with AT&T Technical Support.

5.    RESPONSE TIME FOR BASIC SUPPORT

       5.1. For Basic Service, the STANDARD OBJECTIVE RESPONSE TIME will be:

             5.1.1.   Level 1: Within 24 hours.
             5.1.2.   Level 2: Within 48 hours.
             5.1.3.   Level 3: Within 5 days.
             5.1.4.   Level 4: Within 10 days.

       5.2. For Basic Service AT&T will work to provide FIXES and WORKAROUNDS according to the following criteria:

             5.2.1. LEVEL 1 & 2: AT&T will use its best efforts to provide a FIX or WORKAROUND and that AT&T will work continuously to provide a FIX or WORKAROUND.

             5.2.2. LEVEL 3 & 4: AT&T will provide a FIX or WORKAROUND at its discretion.

6.     PREMIER SUPPORT:

             6.1 AT&T will provide the following additional support to the LICENSEE in consideration for the fee supplement outlined in the SOFTWARE SUPPORT AGREEMENT AND SCHEDULE.

             6.1.2 AT&T agrees to provide to LICENSEE four days of training at the customer site. This will consist of two days of training for LICENSEE's developers and two days of training for LICENSEE's test personnel. LICENSEE agrees to pay all travel and living expenses for AT&T's training representatives.

             6.1.3 AT&T agrees to provide to LICENSEE one hour per week of telephone consultation during LICENSEE's program development phase and only to representatives that are par of the LICENSEE's program development group. This will terminate once the LICENSEE releases a commercially available product offering based on the SOFTWARE PRODUCT.

            6.1.4 AT&T will provide to LICENSEE's product support engineers up to 8 hours of telephone consultation each month. Such time cannot be accumulated to exceed the 8 hour per



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July 10, 1997                                          AGREEMENT NO.: SSA_____
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      month maximum. Telephone support will not exceed 72 hours during the twelve month period this agreement is in effect.

7     SOFTWARE SUPPORT EXCLUSIONS

      Notwithstanding anything in this Agreement to the contrary and unless expressly agreed to by AT&T, Services to be provided under this Agreement do not include and charges quoted by AT&T do not include:

       7.1 Support of a SOFTWARE PRODUCT which has been modified by other than AT&T on the LICENSEE's operating system environment and hardware platform.;

       7.2 Making specification changes or performing services connected with relocation of a SOFTWARE PRODUCT;

       7.3 Modification or replacement of a SOFTWARE PRODUCT, repair of damage or increase in service time caused by failure to continually provide a suitable operational environment with all facilities prescribed by the applicable manual including, but not limited to, the failure to provide, or the failure, of adequate electrical power, temperature control or humidity control;

       7.4 Modification or replacement of a SOFTWARE PRODUCT, repair of damage or increase in service time caused by the use of a SOFTWARE PRODUCT for other than the purposes for which it is licensed, or not in accordance with AT&T operating guidelines;

       7.5 Modification or replacement of a SOFTWARE PRODUCT, repair of damage or increase in service time caused by accident; disaster, which shall include, but not be limited to fire, flood, water, wind and lightening; transportation; neglect or misuse; modifications, maintenance or repairs performed by other than AT&T;

       7.6 Support of any SOFTWARE PRODUCT not listed in a Supplement hereto or support of interfaces to any such SOFTWARE PRODUCT;

       7.7 Modification or replacement of a SOFTWARE PRODUCT or increase in service time caused by the use of a SOFTWARE PRODUCT in combination with other software or materials not furnished by AT&T, or in combination with other software or materials furnished, but not combined by AT&T;

       7.8 Work external to a SOFTWARE PRODUCT, whether or not on such SOFTWARE PRODUCT's DESIGNATED CPU as defined in the SOFTWARE AGREEMENT.

8.    SUPPORT OF RELOCATED SOFTWARE

      If authorized under the terms of a Software Agreement, LICENSEE may relocate a SOFTWARE PRODUCT to a different CPU of a configuration on which the SOFTWARE PRODUCT can be supported by AT&T. Support will continue to be provided on relocated SOFTWARE PRODUCT as long as LICENSEE notifies AT&T, in writing and within ten (10) business days of the SOFTWARE PRODUCT'S relocation.

9.    OBLIGATIONS OF LICENSEE

       9.1 LICENSEE must provide AT&T with information sufficient for AT&T to duplicate the circumstances under which a PROBLEM in a SOFTWARE PRODUCT became apparent.



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      9.2 All communication by LICENSEE to AT&T must be in the English
           Language.

10.   MAINTENANCE UPDATES AND FIXES

      LICENSEE agrees that all MAINTENANCE UPDATES and FIXES furnished to LICENSEE with respect to a SOFTWARE PRODUCT shall be deemed to be part of such SOFTWARE PRODUCT subject to the terms and conditions of the SOFTWARE AGREEMENT for the SOFTWARE PRODUCT.

11.   TERM

      Each Supplement to this Agreement:

      11.1 Shall have an initial term of one (1) year commencing on the date indicated on each such Supplement ("Initial Term") and

      11.2 Shall be automatically renewed for successive one (1) year terms at AT&T's then current rates for the selected Services, unless and until terminated by either party by written notice to the other at least sixty (60) days prior to the expiration of the Initial Term or any then current renewal thereof. If AT&T's rates for any selected Services shall be increased for any renewal term, LICENSEE may, no later than thirty (30) days from receipt of notice of such increase, elect to terminate such Services by written notice to AT&T. As used herein, "Term" shall mean the Initial Term and any renewals thereof.

12.   PRICE, PAYMENT AND INVOICES

      12.1 The price for Basic Service is calculated on an annual basis and is based on the SOFTWARE PRODUCT. Prices are shown in the Supplement to this Agreement for each covered SOFTWARE PRODUCT and are payable within thirty (30) days from the date of each invoice which will be submitted by AT&T during the Term hereof, whether or not LICENSEE requests Service hereunder, unless otherwise specified.

      12.2 Payments provided for in this Agreement shall, when overdue, be subject to a late payment charge calculated at a rate of three percent (3%) per month until paid; provided, however, that if the amount of such late payment charge exceeds the maximum permitted by law for such charge, such charge shall be reduced to such amount.

13.   TERMINATION AND DEFAULT

      13.1 If LICENSEE fails to pay any invoice in full within a period of thirty (30) days after the same is due and such failure continues for a period of ten (10) days after AT&T gives notice to LICENSEE thereof, then, in addition to all other rights and remedies at law or otherwise, AT&T shall have the right to terminate this Agreement upon thirty (30) days notice to LICENSEE without any liability to AT&T whatsoever.

      13.2 Except for LICENSEE's failure to make payments, as herein above set forth, either party may terminate this Agreement on notice if the other party has defaulted in the performance of its obligations under this Agreement, has breached any material provision of this Agreement, or becomes insolvent, invokes as a debtor any laws relating to the relief of debtors' or creditors' rights, or has such laws invoked against it as a debtor. Such termination shall be effective thirty (30) days after notice, unless such default or breach has been cured or the terminating party is satisfied with the other party's solvency within that time.

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July 10, 1997                                          AGREEMENT NO.: SSA_____
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14.   WARRANTY

      AT&T warrants to LICENSEE that Services hereunder will be performed in a professional manner and in accordance with good usage and accepted practices as established in the community in which such Services are performed. If such Services prove to be not so performed, and if LICENSEE notifies AT&T within a ninety (90) day period commencing on the date of completion of the Service, AT&T will, at its option, either correct any defects and deficiencies for which it is responsible or render prorated refund or credit based on the original charge for the Services.

      THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSEE'S SOLE AND EXCLUSIVE REMEDY RELATIVE TO WARRANTY SHALL BE AT&T'S OBLIGATION TO MAKE CORRECTIONS OR GIVE CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

15.   LIMITATION OF LIABILITY

      AT&T SHALL IN NO EVENT BE LIABLE TO LICENSEE, OR ANY PERSON OR ENTITY USING ANY SERVICE SUPPLIED UNDER THIS AGREEMENT, FOR LOSS OF TIME, INCONVENIENCE, LOSS OF USE OF ANY SOFTWARE PRODUCT OR EQUIPMENT OR PROPERTY DAMAGE CAUSED BY ANY SOFTWARE PRODUCT OR EQUIPMENT OR THEIR FAILURE TO WORK, OR FOR ANY OTHER INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY SOFTWARE OR PRODUCTS WHETHER IN AN ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE (ACTIVE OR PASSIVE), STRICT TORT LIABILITY OF OTHERWISE. AT&T'S ENTIRE LIABILITY FOR ANY CLAIM OR LOSS, DAMAGE, OR EXPENSE FROM ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE PERFORMANCE, REPAIR OR REPLACEMENT COST, OR PURCHASE PRICE AT AT&T'S OPTION, OF THE SERVICE OR ITEM WHICH DIRECTLY GIVES RISE TO THE CLAIM. NO ACTION OR PROCEEDING AGAINST AT&T MAY BE COMMENCED MORE THAN TWO (2) YEARS AFTER THE SERVICES ARE COMPLETED. THIS PARAGRAPH SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

16.   NONWAIVER

      No course of dealing, course of performance, or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right, or condition. No waiver of breach of any provision of this Agreement shall be construed to be a waiver of any subsequent breach of the same or any other provision.

17.   FORCE MAJEURE

      Except with respect to LICENSEE's obligation to make timely payments, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond its control whether or not similar to the foregoing.

18.   CHOICE OF LAW

      The construction, interpretation, and performance of, and all transactions under this Agreement, shall be governed by the substantive, but not the conflicts, law of the State of California


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July 10, 1997                                           AGREEMENT NO.: SSA_____
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19.   ENTIRE AGREEMENT

      The terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties, shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between AT&T or any of its affiliates and LICENSEE or any of its affiliates. AT&T employees' statements and AT&T advertisements or descriptions other than its published specifications do not constitute warranties or other contractual obligations, and shall not be relied upon by LICENSEE as such. This Agreement shall not be modified or amended except by a writing signed by an authorized representative of both parties.

20.   ASSIGNMENT

      This Agreement may not be assigned by LICENSEE without the prior written consent of AT&T.

21.   PARTIES BOUND

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assignees.

22.   NOTICE

       22.1 All notices under this Agreement (except for requests for Service) shall be in writing and shall be given by telegram or similar communication, or by Certified mail, postage prepaid addressed to LICENSEE or to AT&T at the address listed in Section WRITTEN NOTICES, or to such other address as either party may designate by notice pursuant hereto. Such notice shall be deemed to have been given when received.

       22.2 Any statement, notice, request or other communication shall be deemed to be sufficiently given to addressee and any delivery hereunder deemed made when sent by certified mail addressed to LICENSEE at its office specified in the Agreement or to AT&T at the appropriate address specified in this section.

       22.3 Each party to this Agreement may change an address relating to it by written notice to the other party.

 23.  SEVERABILITY

      If any paragraph, or clause thereof, in this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such paragraph or clause shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such paragraph or clause is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof. If the parties are unable to agree upon a replacement term within thirty (30) days of the final ruling rendering such term invalid or unenforceable, either party may terminate this Agreement upon ten (10) days prior written notice.

 24.  TAXES

      Any tax or related charge resulting from this Agreement or any activities hereunder, exclusive of any tax based on or measured by net income, which AT&T shall be required to pay or collect for any government shall be billed to LICENSEE as a separate item and shall be paid by LICENSEE, unless a valid exemption certificate is furnished by LICENSEE to AT&T.

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July 10, 1997                                           AGREEMENT NO.: SSA_____
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25.    WRITTEN NOTICES AND PAYMENTS

       Payments to AT&T relating to this Agreement shall be sent to:

               AT&T
               P.O. Box 93483
               Chicago, IL 60673

       Correspondence with AT&T relating to this Agreement shall be sent to:

               AT&T
               OEM Business Manager
               Room 2A361
               1100 E. Warrenville Road
               Naperville, IL 60566

       Correspondence with LICENSEE relating to this Agreement shall be sent to:

               General Counsel,
               Auspex Systems
               5200 Great America Parkway
               Santa Clara, CA 95054